UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  FORM SB-2/A-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            "Registration Statement"


                              File No.: 333-103162

                        BANGLA PROPERTY MANAGEMENT, INC.
                 (Name of small business issuer in its charter)

           Colorado                        6531                  84-1595829
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)        Code Number)           Identification No.)

                             1473 Richardson Avenue
                        Los Altos, California, USA, 94024
                                 (408) 640-8918
          (Address and telephone number of principal executive offices)

                              Thomas E. Stepp, Jr.
                                 Stepp Law Group
                          32 Executive Park, Suite 105
                            Irvine, California 92614
                             Telephone: 949.660.9700
            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of this Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

Title of each class     Amount to be    Proposed offering     Proposed aggregate    Amount of
of securities to be     registered      price per share (1)   offering price        registration fee
registered

Common Stock, no par    7,325,000       $ 0.05                $366,250              $ 33.70
value

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.

                                   PROSPECTUS

                        BANGLA PROPERTY MANAGEMENT, INC.,
                             A COLORADO CORPORATION

                       7,325,000 Shares of Common Stock of
                        Bangla Property Management, Inc.

This Prospectus relates to 7,325,000 common shares of Bangla Property Management, Inc., a Colorado corporation, which may be resold from time to time by certain of our selling stockholders. Our common stock is not currently listed on any national exchange or electronic quotation system. In connection with any sales, any broker or dealer participating in such sales may be deemed to be an underwriter within the meaning of the Securities Act of 1933. We have agreed and are registering all 7,325,000 common shares for sale by the selling stockholders under the Securities Act of 1933.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission. Our shelling shareholders may not offer or sell their shares of our common stock until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state Securities Commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



                 SUBJECT TO COMPLETION, DATED December 11, 2003


(begin boldface)
An Investment in the securities offered hereby involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.

Investing in the common shares involves risks, See "Risk Factors" Beginning on page 2.
(end boldface)

The selling stockholders will offer and sell the shares offered hereby at the designated price of $0.05 per share for the duration of the offering.

                      Estimated         Underwriting discounts     Proceeds to
                  Maximum Offering          and commissions           Issuer
                    Price to Public
                ---------------------   ----------------------    -------------
Per Share             $0.05                      $0.00                 $0.00
Total Maximum         $366,250                   $0.00                 $0.00


                The date of this prospectus is December 11, 2003

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY............................................................1

THE COMPANY...................................................................1

THE OFFERING..................................................................1

SELECTED FINANCIAL INFORMATION................................................1

RISK FACTORS..................................................................2

   RISKS RELATED TO THE BUSINESS..............................................2
   RISKS RELATED TO THE INDUSTRY..............................................3
   RISKS RELATED TO THE SECURITIES MARKETS....................................4

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS............................5

USE OF PROCEEDS...............................................................5

DETERMINATION OF OFFERING PRICE...............................................5

DILUTION......................................................................5

DIVIDEND POLICY...............................................................6

SELLING STOCKHOLDERS..........................................................6

PLAN OF DISTRIBUTION..........................................................8

LEGAL PROCEEDINGS.............................................................8

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS..................9

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND MANAGEMENT.....................11

DESCRIPTION OF SECURITIES....................................................11

EXPERTS......................................................................12

LIMITATION OF LIABILITY AND INDEMNIFICATION..................................12

DESCRIPTION OF BUSINESS......................................................13

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS........................................................17

FINANCIAL STATEMENTS.........................................................24

PART II......................................................................41

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS..........................41

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION........................41

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES............................41

ITEM 27.  EXHIBITS...........................................................43
   A.   EXHIBITS.............................................................43
   B.   FINANCIAL STATEMENT SCHEDULES........................................44

ITEM 28.   UNDERTAKINGS......................................................44

POWER OF ATTORNEY............................................................44

SIGNATURES...................................................................45





--------------------------------------------------------------------------------
                                Table of Contents                         Page i

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------

PROSPECTUS SUMMARY

The following information is qualified in its entirety by the more detailed information and financial projections appearing in this prospectus or incorporated by reference herein. You should review carefully the entire
                                      ------------------------------------------
contents of this prospectus and the financial projections delivered herewith and
--------------------------------------------------------------------------------
consult legal and other professional  advisors having relative  expertise.  Care
--------------------------------------------------------------------------
should be taken to read each term in the context of the particular provisions of this prospectus in which such term appears.


THE COMPANY

Bangla Property Management, Inc. was incorporated on June 15, 2001 under the laws of the State of Colorado. We are engaged in the business of managing real estate and, as of the date hereof, manage 40 residential properties located in Saskatchewan, Canada. Of the 40 Property Management Agreements entered into by us, three are owned by a party related to the Company, namely, Mr. Shawn
Erickson. Although these agreements are considered to be related party transaction by the company, the terms of the agreement are identical in all respect to those negotiated with third party property owners. The company does not perceive any conflicts of interest in respect of these properties or with the relationship with Mr. Erickson. In the unlikely event that a conflict of interest should arise in respect of these properties, the members of the board of directors have agreed preclude Shawn Erickson from voting in respect of the conflicted matter.

The company's executive offices are located at 1473 Richardson Avenue, Los Altos, California, 94124 and its telephone and facsimile numbers are (650) 704-1869 and (604) 602-4032 respectively. We currently employ two part time persons. These individuals are involved in managing our daily activities.

Mr. Shawn Erickson, our officer and director owns 42% of our company's common stock through White Sands, Inc., a corporation incorporated pursuant to the laws of Nevis, Federation of St. Kitts & Nevis ("a Nevis corporation") of which he is the beneficial owner. Our management holds, in total, 84% of our company's common stock.


THE OFFERING

This prospectus relates to 7,325,000 shares of our common stock to be sold by selling stockholders identified in this prospectus. Our management holds, in total, 84% of our company's common stock. All common stock outstanding is being offered for sale. The selling stockholders will offer and sell the shares offered hereby at the price of $0.05 per share for the duration of the offering. The 7,325,000 common shares are restricted and therefore cannot be sold unless they are registered or sold in a transaction which is exempt from registration.

We intend to apply to the NASD to have our shares listed on its over the counter bulletin board quotation service within one month of our registration statement becoming effective. To date no actions have been taken to apply to the NASD to have our shares listed on its over the counter bulletin board quotation service.

Please see Plan of Distribution at page 8 for a detailed explanation of how the securities may be sold.


SELECTED FINANCIAL INFORMATION

The following table presents summary historical audited financial information for the fiscal years ended March 31, 2002 and March 31, 2003 and unaudited information for the first six month period ended September 30, 2003 and certain balance sheet information. The Selected Financial Information should be read in conjunction with the Financial Statements and the Notes thereto appearing in this prospectus.





--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 1

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------

                         Statement of Operations Summary
                         -------------------------------

                               Six Month                       Three Month              Fiscal Year
                             Periods Ending                   Periods Ending               Ending
                     ------------------------------   ------------------------------   --------------
                     Sept. 30, 2003  Sept. 30, 2002   Sept. 30, 2003  Sept. 30, 2002   March 31, 2003
                      (unaudited)     (unaudited)      (unaudited)     (unaudited)       (audited)
                     --------------  --------------   --------------  --------------   --------------

Net Sales:              $    7,830      $    3,900       $    5,781      $    2,700       $    8,250
Net Income/(Loss):         (13,368)         (3,599)          (1,907)         (2,074)          (7,140)

Net Income/(Loss)
per share - basic:            *               *                *               *                *

Number of shares
Outstanding:             7,325,000       6,000,000        7,325,000       6,000,000        7,325,000

*( Less than $0.01 per share)

                              Balance Sheet Summary
                              ---------------------

                                   September 30, 2003     March 31, 2003       March 31, 2002

Current Assets                         $   2,054             $  10,492           $   2,230
Total Assets                           $   2,355             $  10,836           $   2,660

Current Liabilities                    $   6,954             $   2,067                -
Total Liabilities                      $   6,954             $   2,067                -

(Accumulated Deficit)                  $ (20,765)            $  (7,397)           $   (256)

Stockholder's Equity (Deficit)         $  (4,599)            $   8,769            $  2,660

RISK FACTORS

Any investment in the common stock involves a high degree of risk. Prospective investors should carefully consider the following information about these risks, together with the other information contained in this prospectus, before they decide whether to buy any shares. If any of the following risks occur, the business, and the results of operations and financial condition would likely suffer. In any such case, the market price of the common stock could decline, and investors might lose all or part of the money they paid to buy the common stock.

RISKS RELATED TO THE BUSINESS.

Because  we are a start  up  company  with a  limited  operating  history  in an
--------------------------------------------------------------------------------
uncertain market, we cannot guarantee our profitability. We were recently formed
--------------------------------------------------------
and have little operating history. Since incorporation, we have developed the plan for our property management services business and have entered into only 40 Property Management Agreements and have expended resources on incorporation expenses, equipment, research and administration. As a result, losses were incurred since incorporation and management expects to experience operating losses and negative cash flow for the near future. We anticipate losses will continue to increase from current levels because we expect to incur additional costs and expenses related to marketing our services and attracting new clients.

There can be no assurance at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due. We believe that our success will depend in large part on our ability to (i)

--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 2

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------

service the existing clients, (ii) attract new customers and provide them with outstanding service, and (iii) instill consumer confidence. Accordingly, we intend to invest in marketing and promotion of our services. As a result, we expect to incur operating losses in the initial stages of its business and for the near future. If we are unsuccessful in increasing our revenues to the point where we become profitable, our stockholders could lose some or all of their invested capital.

We may be unable to meet future capital requirements.  Since inception,  we have
-----------------------------------------------------
experienced negative cash flow from operations and expect to experience significant negative cash flow from operations for the foreseeable future. We expect to require working capital to fund our operations. We cannot be certain that additional financing will be available on favorable terms when required, or at all. If we are unable to raise sufficient capital, or are unable to repay the debt, then we may cease operations, become insolvent, declare bankruptcy or be otherwise wound up, all of which may result in the loss of all or substantially all of the investment capital of the shareholders. If we raise additional funds through the issuance of equity, equity-related or debt securities, the securities may have rights, preferences or privileges senior to those of the rights of the common stock and those stockholders may experience additional dilution.

Because our officers, directors and principal shareholders control a majority of
--------------------------------------------------------------------------------
our common stock,  the ability of minority  shareholders to impact  decisions of
--------------------------------------------------------------------------------
the  company  is  eliminated.   Our  officers  and   directors,   in  aggregate,
-----------------------------
beneficially own a majority of our outstanding common shares. As a result, they have the ability to control matters affecting minority shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our officers and directors control us, investors will not be able to replace our management if they disagree with the way our business is being run. Because control by these insiders could result in management making decisions that are in the best interests of those insiders and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

Because our current or proposed insurance  coverage may not be adequate,  we may
--------------------------------------------------------------------------------
incur uninsured  losses.  There is no assurance that we will not incur uninsured
------------------------
liabilities and losses as a result of the conduct of our business. We intend to maintain comprehensive liability and property insurance at customary levels. We intend to evaluate the availability and cost of business interruption insurance. However, should uninsured losses occur, our shareholders could lose their invested capital.

Because we have minimal  operations and minimal working  capital,  we received a
--------------------------------------------------------------------------------
going concern comment from our auditors.  As at the date of our audit, March 31,
----------------------------------------
2003 we had no minimal operations and minimal working capital. As such, in the report prepared by our auditors which accompanies our financial statements, substantial doubt was raised about our ability to continue as a going concern. In the event that no additional working capital is raised and there was no increase in revenues, it would be likely that we would not be able to continue as a going concern and investors would lose all of their investment.

Because all of our business and revenues is currently  generated from properties
--------------------------------------------------------------------------------
outside  the United  States,  we may,  in the future  suffer from the effects of
--------------------------------------------------------------------------------
exchange  rate  fluctuations.  Although  all  our  current  property  management
-----------------------------
agreements provide for payment of our fees in US dollars, we may enter into further agreements in Canadian dollars. If so, we might suffer losses, or accrue revenues, as a result of exchange rate fluctuations. Additionally, based on our small amount of cash flow at this time, it would not be practical for us to engage in any foreign exchange hedging activities which might mitigate such losses or gains. In the event the losses from potential exchange rate fluctuations become substantial, our investors might lose some or all of their invested capital.

Further, because we are a US company doing business in Canada, our current clients and/or potential clients might prefer to do business with a Canadian company as opposed to a US company. In the event that our current clients decide not to renew their property management agreements or if we are unable to secure additional property management agreements with property owners outside the US, we will suffer a loss in revenues and our stockholders may lose some or all of their invested capital.

RISKS RELATED TO THE INDUSTRY

Because we are subject to several Regulations,  if we fail to operate within the
--------------------------------------------------------------------------------
boundaries  of the same,  we may be forced to pay fines or adjust  the manner in
--------------------------------------------------------------------------------
which we  operate  to remain in  compliance.  Our  operations  are  affected  by
--------------------------------------------

--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 3

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------

numerous federal, state laws and/or Provincial laws. Our practices are also subject to review in the ordinary course of business by the Better Business Bureau. We intend to operate in material compliance with all applicable provincial, state and federal regulations. There is substantial regulation in respect of dealing with tenants, especially in residential properties and we intend to operate in compliance with all such applicable laws but cannot ensure complete compliance at all times. Failure to comply may result in a decrease in business, loss of customers and/or fines, any of which may cause our business to suffer and our shareholders may lose some or all of their investment.

RISKS RELATED TO THE SECURITIES MARKETS


All outstanding shares,  including all holdings of officers and directors of the
--------------------------------------------------------------------------------
company, are being offered for sale. The market price of our stock could decline
------------------------------------
significantly if our existing stockholders sell shares of our common stock in the market after the Registration Statement is effective. Upon the effectiveness of the Registration Statement of which this prospectus is a part, our selling stockholders, including our officers, directors and principal shareholders, may sell all or part of the 7,325,000 shares being registered in this Registration Statement. Such sales also may make it more difficult for us to raise capital in the future at a time and at a price that we deem appropriate.

Because our officers and directors own 84% of our common stock being  registered
--------------------------------------------------------------------------------
and offered for  resale,  the sale of some or all of that stock by the  officers
--------------------------------------------------------------------------------
and  directors  could remove  management's  ability to control the company.  All
---------------------------------------------------------------------------
outstanding shares, including all holdings of officers and directors of the company, are being registered and offered for resale. Our officers and directors own 84% of the 7,325,00 common stock being registered. As a result, they collectively have the ability to control the company through the voting of these shares. When our directors and officers sell all of their shares, they would lose the ability to control the direction of the company through the voting of these sold shares. In that event, the new shareholders could vote their shares to, among other things, change the manner the business is conducted, remove the current board of directors, remove the current officers, sell the business, or close down the business, any one of which event could cause the shareholders to lose some or all of their invested capital.

Because there is no trading market.  There is currently no active trading market
-----------------------------------
for our common shares, and as such a market may not develop or be sustained. Therefore, it may be difficult to sell the shares or if sold, the price obtained may be substantially less than expected. The result may be a substantial loss for our stockholders.


Shareholders may experience dilution of ownership. We are authorized to issue up
--------------------------------------------------
to 100,000,000 common shares. We have the authority to issue more of the shares, and to determine the rights, preferences and privileges of such shares, without the consent of any of the shareholders. Consequently, the shareholders may experience more dilution in their ownership in the future. Purchasers of shares will experience immediate and substantial dilution in the net tangible book value per share of their investment in the shares. See "Pro-Forma Capitalization", and "Dividend Policy".

Our common  shares are  considered to be penny stock and subject to the "penny -
--------------------------------------------------------------------------------
stock" rules, which may adversely affect the liquidity of our common shares.
----------------------------------------------------------------------------
The Securities and Exchange Commission has adopted regulations that define a penny stock to be any equity security that has a market price, as defined in those regulations, of less than U.S. $5.00 per share, subject to certain exceptions. Generally, for any transaction involving a penny stock, a broker-dealer is required to deliver, prior to the transaction, a disclosure schedule relating to the penny stock market as well as disclosure concerning, among other things, the commissions payable, current quotations for the securities and information on the limited market in penny stocks. The administration requirements imposed by these rules may affect the liquidity of our common shares.

Our securities will be subject to the low priced security or so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. For any transaction involving a penny stock, unless exempt, the rule requires: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 4

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------

(i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlighted form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.


CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus, including, without limitation, those described under the sections entitled "Risk Factors", "Use of Proceeds" and "Management Discussion and Analysis of Financial Condition and Results of Operations" constitute "forward looking statements". These statements can be identified by forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "should", "goal", "plan", "intend", or other variations thereon or similar words are not historical facts but are statements of future expectations and other forward-looking statements that are based on our current views and assumptions and involve known and unknown risks that may differ materially from those expressed or implied in such statements. Actual results, performance or events may differ materially from those in such statements due to various factors beyond our control which include, without limitation:

     (a)  general economic conditions;
     (b)  performance of financial markets;
     (c)  changes in laws and regulations;
     (d)  changes in political environment; and
     (e)  competition.


USE OF PROCEEDS

The shares of common stock offered hereby are being registered hereby are being registered for the account of the selling stockholders identified in this prospectus. All net proceeds from the sale of the common stock will go to the respective selling stockholders who offer and sell their shares of common stock. We will not receive any part of the proceeds from such sales of common stock.


DETERMINATION OF OFFERING PRICE

The offering price of the 7,325,000 common shares being offered by the shareholders has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share.
Additionally, because we have no significant operating history and have not generated significant revenues to date, the price of the common shares is not based on past earnings, nor is the price of the common shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business.


DILUTION

Since all of the shares being registered are already issued and outstanding, no dilution will result from this offering.



--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 5

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------


DIVIDEND POLICY

Purchasers of the shares will participate in dividends based upon the number of shares held as of a dividend record date. See "Description of Capital Stock."

Our By-Laws provide that our Board of Directors may, from time to time, declare, and we may pay, dividends on our outstanding shares in the manner and upon the terms and conditions provided by law. See "Risk Factors."

We have never declared or paid any cash dividends on our common stock. Any future payment of dividends will be made at the discretion of our Board of Directors based upon conditions then existing, including earnings, financial condition and capital requirements as well as such economic and other conditions as our Board of Directors may deem relevant.


SELLING STOCKHOLDERS

The following list of selling stockholders includes: (i) the number of shares of common stock currently beneficially owned by each selling stockholder; (ii) the number of shares being offered for resale by each stockholder; and (iii) the number and percentage of shares of common stock to be held by each selling stockholder after completion of this offering. The registration of the shares does not necessarily mean that the selling stockholders will sell all or any of their shares. None of our selling stockholders in this prospectus are broker-dealers or affiliates of broker-dealers.

The selling stockholders' table consists of shareholders that received shares as a result of their employment with us and shareholders that purchased our common stock pursuant to a private offering, which satisfies the requirements of Rule 506 of Regulation D of Section 4(2) of the Securities Act of 1933 ("Regulation D"). We have agreed to register 7,325,000 shares of our common stock that are "restricted securities" and, therefore, without such registration can only be sold pursuant to the provisions of Rule 144 promulgated pursuant to the Securities Exchange Act of 1933.

On or about July 1, 2001, pursuant to Section 4(2) of the Securites Act of 1933 and Rule 506 of Regulation D, we issued 6,000,000 common shares to White Sands, Inc., a Nevis corporation of which our President and Chief Executive Officer, is the beneficial owner. These 6,000,000 shares were issued in exchange for services rendered to us by Mr. Erickson. The stock was issued at the price of $0.0001 per share for a total of $600.00, which is the value attributed to the services rendered by him up to June 30, 2001. On or about August 1, 2001, Mr. Edward Granados and Mr. Mark Christian were appointed to the position of Director. Between January 1, 2003 and January 29, 2003, pursuant Section 4(2) of Rule 506 of Regulation "D", we accepted subscription agreements from certain investors to purchase 1,325,000 of our common shares, at a purchase price of $0.01 per common share for total gross proceeds to us of $13,250. On January 21, 2003, Mr. Erickson, through White Sands, Inc., entered into share purchase agreements with each of Mr. Granados and Mr. Christian whereby he transferred 1,500,000 shares of his common stock in the Company to each of them at $0.0001 per common share.


As of December 11, 2003, there were 7,325,000 shares of our common stock outstanding.


                                                 Shares of Common       Shares of Common
                         Amount of Beneficial    Stock Being            Stock Beneficially
Name of Beneficial       Ownership Prior         Sold Pursuant to       Owned After This
Owner                    to This Offering(1)     This Prospectus(2)     Offering.
---------------------    --------------------    -------------------    -------------------
                         NUMBER       PERCENT         NUMBER            NUMBER      PERCENT
White Sands, Inc.(3)     3,000,000    41%            3,000,000            0            0%
Edward Granados          1,500,000    20.5%          1,500,000            0            0%
Mark Christian           1,500,000    20.5%          1,500,000            0            0%
Terry Larson                50,000    *                 50,000            0            0%
Scott Parker               100,000    1.4%             100,000            0            0%
Chris Walsh                 10,000    *                 10,000            0            0%
Rick Rooney                 10,000    *                 10,000            0            0%


--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 6


                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------



Greg Evans                  50,000    *                 50,000            0            0%
Nelson Ordonez             100,000    1.4%             100,000            0            0%
Jacquie Frederick           50,000    *                 50,000            0            0%
Pamela Giacosa              50,000    *                 50,000            0            0%
Robert Ordonez             100,000    1.4%             100,000            0            0%
Al Rivas                    10,000    *                 10,000            0            0%
Sandy Davis                 25,000    *                 25,000            0            0%
Jason Lloyd                 10,000    *                 10,000            0            0%
Daniel Ordonez              10,000    *                 10,000            0            0%
Gregory Champ              100,000    1.4%             100,000            0            0%
Joseph Ordonez              50,000    *                 50,000            0            0%
Daniel Wiegand              50,000    *                 50,000            0            0%
Scott Mutter                50,000    *                 50,000            0            0%
Courtney Morris             10,000    *                 10,000            0            0%
Thomas Passehl              25,000    *                 25,000            0            0%
Michael Mara                10,000    *                 10,000            0            0%
Josh Sutton                 50,000    *                 50,000            0            0%
John Lippold               100,000    1.4%             100,000            0            0%
Robert Thompson             10,000    *                 10,000            0            0%
Nikki Egan                  10,000    *                 10,000            0            0%
Jeremy Carrol               50,000    *                 50,000            0            0%
Johnny Carlin               25,000    *                 25,000            0            0%
Mark Lindberg               25,000    *                 25,000            0            0%
Michael Wheeler             25,000    *                 25,000            0            0%
Mark Sandoval               50,000    *                 50,000            0            0%
Kenneth Ross               100,000    1.4%             100,000            0            0%
Susan Madonick              10,000    *                 10,000            0            0%
TOTAL(4)                 7,325,000    100%           7,325,000

* - Less than 1%

(1) Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to securities. The named party beneficially owns and has sole voting and investment power over all shares or rights to those shares. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. With the exception of Shawn Erickson, President, Mark Christian, Director and Edward Granados, Director, none of the selling shareholders or their beneficial owners:

     o has had any material relationship with the Company other than as a shareholder at any time; or
     o has ever been an officer or director of the Company or any of its predecessors or affiliates.

(2) Assumes that all of the shares held by the selling stockholders and being offered under this prospectus are sold and that the selling stockholders acquire no additional shares of common stock before the completion of this offering. The actual number of shares of common stock offered hereby is subject to change and could be materially greater or lesser than the estimated amount indicated, depending upon a number of factors, including whether the number of shares of common stock outstanding have been adjusted to account for any stock dividend, stock split and similar transactions or adjustment.

(3)  White Sands, Inc. is 100% owned by Shawn Erickson.


(4) As of December 11, 2003, there are no outstanding options or warrants to purchase, or securities convertible into, common equity of the Company.







--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 7

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------


PLAN OF DISTRIBUTION


During the duration of this offering all shares registered hereby will be sold by the selling shareholders at a designated price of $0.05 per share until their shares are quoted on the Over the Counter (OTC) Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We intend to apply to the NASD to have our shares listed on its over the counter bulletin board quotation service within one month of our registration statement becoming effective. To date no actions have been taken to apply to the NASD to have our shares listed on its over the counter bulletin board quotation service. Our common stock is not currently listed on any national exchange or electronic quotation system. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     o    ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account;

     o    an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;

     o    privately negotiated transactions;

Once a market develops, we will file a post-effective amendment to revise the cover page and plan of distribution to reflect current market prices.

     o    a combination of any such methods of sale; and

     o    any other method permitted pursuant to applicable law.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. . If a broker-dealer is retained, this Prospectus will be amended to identify it.

We are required to pay all fees and expenses incident to the registration of the shares.

We are required to pay all fees and expenses incident to the offering of the shares, which is estimated to be approximately $9,000. Of this amount, we have already paid approximately $8,100 from revenues. We intend to pay the balance from revenues and/or from a $10,000 loan received from White Sands, Inc. on October 17, 2003. This loan was granted by White Sands, Inc. and is unsecured , non-interest bearing and bears no fixed date of repayment.



LEGAL PROCEEDINGS

We are not aware of any legal proceedings or pending legal proceedings against us. We may however be involved, from time to time, in various legal proceedings and claims incident to the normal conduct of our business.



--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 8

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------


DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


The following table sets forth certain information regarding the executive officers and directors of Bangla Property Management, Inc. as of December 11, 2003.


Name                        Age       Title                            Term of
----                       -----     -------                          ---------

Shawn Erickson              44       President, Chief                  1 Year
1473 Richardson Avenue               Executive Officer,
Los Altos, California                Chair of the Board,
USA, 94024                           Secretary, Treasurer,
                                     Principal Financial Officer,
                                     Principal Accounting Officer

Edward Granados             53       Director                          1 Year
21 Tum Suden Way
Woodside, California
USA, 94062-4032

Mark Christian              52       Director                          1 Year
216 Shelford Avenue
San Carlos, California
USA, 94070

Rory Erickson               46       General Manager                    N/A
3540 Albert Street
Regina, Saskatchewan
Canada, S4S 3P5

Shawn Erickson
--------------

Mr. Erickson has a wealth of business experience, with over 10 years of residential property ownership and management experience. Since 1976, Mr. Erickson has been employed by Otis Elevator. He is an elevator mechanic and holds a Journeyman Certificate in elevator mechanics. Commencing in 1999, Mr. Erickson has owned numerous residential revenue properties and successfully provided property management services for each of these properties as well as for several properties that he did not personally own. Mr. Erickson has entered into three Property Management Agreements with the company in respect of properties owned by him which ownership was disclosed to the company. Although these agreements are considered to be related party transaction by the company, the terms of the agreement are identical in all respect to those negotiated with third party property owners. The company does not perceive any conflicts of interest in respect of these properties or with the relationship with Mr. Erickson.

Mr. Erickson was appointed to the position of Director on June 15, 2001 to serve until his successor has been elected and qualifies. Mr. Erickson intends to devote approximately 25% of his time to the company until such time as more time is required of him.

Edward Granados
---------------

Mr. Granados has a long history in the elevator trade. Most recently, since 1994, he has been employed by Otis Elevator as a service representative. From 1984 to 1994, Mr. Granados was employed by Stanford University as Superintendent, Facilities Management. Mr. Granados completed two years Electronics Technology, a one-year welding certificate and a 4 year course in elevator contractors education.

Mr. Granados was appointed to the position of Director on August 1, 2001 to serve until his successor has been elected and qualifies. Mr. Granados intends to devote approximately 10% of his time to the company until such time as more


--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 9

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------


time is required of him.

Mark Christian
--------------

For the last 15 years, Mr. Christian has owned, maintained and managed residential real estate. In this regard, he has been self-employed. In this capacity, he has owned and managed a 12 suite apartment building in Southern California for 18 years. This investment has been disclosed to the Board of Directors and no conflict of interest is perceived at this time. Mr. Christian started in the elevator business in 1970 working for Westinghouse Elevator and Armor Elevator. For the past 19 years, Mr. Christian has been employed full time with Otis Elevator in California. Mr. Christian took general studies at Rio Hondo College in Whittier, California and took numerous electronics courses at the College of San Mateo in San Mateo, California.

Mr. Christian was appointed to the position of Director on August 1, 2001 to serve until his Successor has been elected and qualifies. Mr. Christian intends to devote approximately 10% of his time to the company until such time as more time is required of him.

Rory Erickson
-------------

Mr. Erickson is currently and has been continuously employed by Inter Provincial Pipe and Steel, Inc. ("IPSCO") as a supervisor of the Rolling Mill since 1976. IPSCO is a steel manufacturer located in Regina, Saskatchewan, Canada. Rory Erickson has no formal education beyond receiving his grade 12. Mr. Erickson works on a "shiftwork" basis with IPSCO which permits him to have sufficient time to dedicate to Bangla Property Management, Inc.

Mr. Rory Erickson was hired as General Manager on January 1, 2002 for an indefinite period of time. Mr. Erickson intends to devote approximately 50% of his time to the company until such time as more time is required of him. During the past two fiscal years Mr. Erickson has received $2,250 in salary.

Mr. Shawn Erickson has received no monetary fees for his services, but did receive a one-time stock based compensation payment of $600 during fiscal 2002.

During the last fiscal year, Mr. Erickson provided a loan of $160 to the Company which has been used for general operating purposes. This loan is unsecured and accrues interest at 5% per annum. There are no specific provisions pertaining to this loan which provide for further funds to be advanced and it is anticipated this loan will be retired during the current fiscal year. As at August 31, 2003 the outstanding balance of this loan, including accrued interest, was $166.


Conflicts of Interest
---------------------

Shawn Erickson has entered into three Property Management Agreements with the company in respect of properties owned by him which ownership was disclosed to the company. Although these agreements are considered to be related party transaction by the company, the terms of the agreement are identical in all respect to those negotiated with third party property owners. The company does not perceive any conflicts of interest in respect of these properties or with the relationship with Mr. Erickson. In the unlikely event that a conflict of interest should arise in respect of these properties, the members of the board of directors have agreed preclude Shawn Erickson from voting in respect of the conflicted matter.

Mr. Christian has owned and managed a 12 suite apartment building in Southern California for 18 years. This investment has been disclosed to the Board of Directors and no conflict of interest is perceived at this time. In the unlikely event that a conflict of interest should arise in respect of this property, the members of the board of directors have agreed preclude Mr. Christian from voting in respect of the conflicted matter.

Our board of directors does not perceive any conflicts of interest with Mr. Edward Granados. In the unlikely event that a conflict of interest should arise in respect of Mr. Granados, the members of the board of directors have agreed preclude Mr. Granados from voting in respect of the conflicted matter.



--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 10

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------


SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND MANAGEMENT


The following table sets forth, as of December 11, 2003, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:


                            AMOUNT AND NATURE           PERCENT OF
                            OF BENEFICIAL SHARES        OUTSTANDING
         NAME               OWNED                       OWNERSHIP
-----------------------     -----------------------     ---------------

Shawn Erickson(1)           3,000,000 common shares          42%
Edward Granados             1,500,000                        21%
Mark Christian              1,500,000                        21%
Rory Erickson               Nil                               0%
                  Total     6,000,000                        84%
-------------------
     (1) Shawn Erickson, of Los Altos, California, our officer and director owns these 3,000,000 common shares through White Sands, Inc., a Nevis corporation, of which he is the beneficial owner.

DESCRIPTION OF SECURITIES

The following description of our authorized capital stock is subject to the detailed provisions of our Articles of Incorporation, copies of which are available upon request by contacting us at (408) 640-8918.

General
-------


The total amount of common shares authorized for issuance by our Articles of Incorporation is 100,000,000. As of December 11, 2003, there were 7,325,000 shares of common stock issued and outstanding and 34 stockholders of record. We have no common stock which is subject to any outstanding options or warrants to purchase, or securities convertible into, our common stock. There has been no issuance of any preferred stock, dividend, voting, conversion rights, liquidation rights and other rights of the preferred stock, if any, will be established by our Board of Directors upon issuance. Holders of our common stock are entitled to cast one vote for each share held at all shareholder meetings for all purposes, except that in the election of Directors, each holder of common stock shall have as many votes for each share held by him as there are directors to be elected and for whose election the shareholder has a right to vote. Currently, there are three members on our Board of Directors. There are no preemptive rights associated with the securities and no cumulative voting is authorized by our Articles of Incorporation or our By-Laws.


Dividend Rights
---------------

Purchasers of the shares offered hereby will participate in dividends based upon the number of shares held as of a dividend record date. See "Description of Capital Stock."

Our By-Laws provide, that the Board of Directors may, from time to time declare, and we may pay dividends on our outstanding shares in the manner and upon the terms and conditions provided by law. See "Risk Factors."

We have never declared or paid any cash dividends on our voting common shares. Any future payment of dividends will be made at the discretion of our Board of Directors based upon conditions then existing, including earnings, financial condition and capital requirements as well as such economic and other conditions as our Board of Directors may deem relevant.




--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 11

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------


Liquidation Rights
------------------

If we shall be wound up (whether the liquidation be voluntary, under the supervision of or by the Court, the liquidator may, with the required authority, divide among the shareholders in specie or kind the whole or any part of our assets, and whether or not the assets shall consist of property of one kind or properties of different kinds, and may for such purpose set such value as he deems fair upon one or more or classes of property, and may determine how such different classes of shareholders. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of shareholders as the liquidator with the like authority shall think fit, and our liquidation may be closed and dissolved.


EXPERTS

Miller & McCollom, Certified Public Accountants, have audited our financial statements included in this Prospectus as of March 31, 2003 and March 31, 2002, and the related statements of operations, stockholders' equity, and cash flows for the six months ending March 31, 2003, for the period from June 15, 2001 (Date of Inception) through March 31, 2002, and for the period from June 15, 2001 (Date of Inception) through March 31, 2003. As a result of the development stage of our Company, our auditors have modified their standard audit report to include the following note: "The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern. However, the Company has insufficient working capital and is sustaining losses, and therefore may be forced to discontinue operations. This fact raises substantial doubt about the Company's ability to continue as a going concern. Management plans to raise additional capital to complete its business plan."

These financial statements are included in reliance on Miller & McCollom's report, due to their authority as experts in accounting and auditing.

Miller & McCollom (auditors) was retained and received a cash fee of $3,850 all of which has been paid.


LIMITATION OF LIABILITY AND INDEMNIFICATION

Our Articles of Incorporation state as follows:

"8. The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by laws.

     (a) INDEMNIFICATION. The corporation shall indemnify, to the maximum extent permitted by Colorado law, any person who is or was a director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the corporation or because he is or was serving another entity or employee benefit plan as a director, officer, partner, trustee, employee, fiduciary or agent at the corporation's request. The corporation shall further have the authority to the maximum extent permitted by Colorado law to purchase and maintain insurance providing such indemnification.

     (b) LIMITATION ON DIRECTOR'S LIABILITY. No director of this corporation shall have any personal liability for monetary damages to the corporation or its shareholders for breach of his fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for any breach, act, omission or transaction as to which the Colorado Business Corporation Act (as in effect from time to time) prohibits expressly the elimination or limitation of liability. Nothing contained herein will be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person."




--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 12

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------


Our Bylaws state that we shall, to the maximum extent permitted by Colorado law, have the power to indemnify each of our agents (which includes directors, officers, employees and agents) against expenses and shall have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by Colorado Corporation law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


DESCRIPTION OF BUSINESS

History and Background
----------------------

Bangla Property Management, Inc. was incorporated on June 15, 2001 under the laws of the State of Colorado.

The original Board of Directors consisted of Shawn Erickson. The authorized capital consists of 100,000,000 voting common shares of no par value stock. On July 1, 2001, by way of Consent of Directors, we retained Mr. Erickson and authorized the issuance of 6,000,000 common shares to White Sands, Inc., a Nevis Corporation, of which Shawn Erickson is the beneficial owner. Said issuance was at the price of $0.0001 per common share. These shares were issued to Mr. Erickson as compensation for services rendered to date in respect of the incorporation of the Company, his sales efforts to date and for conceiving of this project. Said compensation has been valued at $600 and therefore, the Board considers his shares fully paid. Said issuance was done pursuant to Section 4(2)

of the Securities Act of 1933 and Rule 506 of Regulation D. The Board also authorized management to enter into a Rental Agreement with Mr. Erickson in respect of a portion of Mr. Erickson's residence, which is to be utilized as offices for the Company. In addition, the Directors appointed Shawn Erickson to the offices of President, CEO, Secretary, Treasurer, Principal Financial Officer and Principal Accounting Officer.

On August 1, 2001, Mr. Edward D. Granados and Mr. Mark Christian were appointed to fill two of the vacancies on the Board of Directors. In addition, the Board authorized us to proceed with the issuance of up to 5,000,000 voting shares of the no par value common stock at a price of $0.01 per common share for gross proceeds of $50,000, assuming all the shares were sold. The shares were offered, at such time as management deemed appropriate pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D. This offering was completed between January 1, 2003 and January 29, 2003 and is fully described below. Corporate Stock Transfer was appointed was appointed as the Company's Transfer Agent and the Bank of America was appointed as the Company's bank.

On September 1, 2001, Mr. Erickson began actively pursuing owners of properties with whom to enter into Property Management Agreements.

The Company issued 6,000,000 shares of its common stock during July 2001 to its sole director for management services provided to us up to June 30, 2001. Additional paid-in capital totaling $2,316 has been contributed, consisting of $500 in cash, the payment of incorporation costs of $766, and rent expense incurred of $1,050.

On November 1, 2001, we entered into Property Management Agreements with fifteen property owners for the purpose of managing the subject properties. The Agreements contemplate the provision of property management services by the Company for management fees of $50.00 per month per agreement. Revenues for the Company commenced on November 1, 2001. Deatails of the services provided under the agreement is disclosed below.

On January 1, 2002, the Board authorized management to employ Mr. Rory Erickson as our General Manager, for which services, he will receive $150.00 per month. Rory Erickson is the brother of our president, Shawn Erickson. Rory Erickson's duties include directly performing all the services for clients who have entered into property management agreements with us. More specifically, Rory Erickson personally performs the following duties: (i) new tenant placement services;
(ii)  month-to-month  tenant  management  services for existing  tenants;  (iii)



--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 13

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------


re-lease arrangements for existing tenants; (iv) tenant fee collection and eviction services; and (v) exterior maintenance of properties.

In addition, the Company entered into a Rental Agreement with Rory Erickson wherein the company agreed to rent a portion of the garage located at Rory
Erickson's residence sufficient to store maintenance equipment owned by the company from time to time which is used by Rory Erickson in the provision of services to clients under the various Property Management Agreements. The agreement is for the period from January 1, 2002 to June 30, 2003 and contemplates a monthly rental amount of $50.00. Mr. Rory Erickson and the company entered into a new rental agreement on June 15, 2003, commencing July 1, 2003 until June 30, 2005. All terms and condition remain the same. This agreement replaces the agreement that expired on June 15, 2003.

Further a rental agreement was entered into on June 15, 2003, commencing July 1, 2003 until June 30, 2005 with Mr. Shawn Erickson for office space. This new agreement replaces the agreement that expired on June 30, 2003.

Between January 1, 2003 and January 29, 2003, pursuant to Rule 506 of Regulation D, we accepted subscription agreements from certain investors to purchase 1,325,000 of our common shares, at a purchase price of $0.01 per common share for total gross proceeds to us of $13,250. On January 21, 2003, Mr. Erickson entered into share purchase agreements with Mr. Granados and Mr. Christian whereby he transferred 1,500,000 shares of his common stock in the Company to each of them at $0.0001 per common share.

On February 11, 2003, we entered into two further Property Management Agreements bringing the total properties under management to fifteen. On July 28, 2003, we entered into 25 additional Property Management Agreements bringing the total number of properties under management to 40. Of the 40 Property Management Agreements entered into by us, three are owned by a party related to the Company, namely, Mr. Shawn Erickson. Although these agreements are considered to be related party transaction by the company, the terms of the agreement are identical in all respect to those negotiated with third party property owners. The company does not perceive any conflicts of interest in respect of these properties or with the relationship with Mr. Erickson. In the unlikely event that a conflict of interest should arise in respect of these properties, the members of the board of directors have agreed preclude Shawn Erickson from voting in respect of the conflicted matter.

Each of the Property Management Agreements entered into to date contemplate the provision by the Company of all of the following services, all of which services are explained in detail below under the heading "Products and Services Offered":

     o    new tenant placement services;
     o    month-to-month tenant management services for existing tenants;
     o    re-lease arrangements for existing tenants;
     o    tenant fee collection and eviction services; and
     o    exterior maintenance.

Each Property Management Agreement contemplates the termination by either party thereto on 30 days written notice by the terminating party.

A summary of the Property Management Agreements entered into to date follows:

Agreement     Date            Location         Contract price   Type of Property      Contract Status
Number                                         per month
------------------------------------------------------------------------------------------------------

1.            Nov 1, 2001     Regina, SK       $50.00           Single family house   Current
2.            Nov 1, 2001     Regina, SK       $50.00           Single family house   Current
3.            Nov 1, 2001     Regina, SK       $50.00           Single family house   Current
4.            Nov 1, 2001     Regina, SK       $50.00           Single family house   Current
5.            Nov 1, 2001     Regina, SK       $50.00           Single family house   Current
6.            Nov 1, 2001     Regina, SK       $50.00           Single family house   Current




--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 14



                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------


7.            Nov 1, 2001     Regina, SK       $50.00           Single family house   Current
8.            Nov 1, 2001     Regina, SK       $50.00           Single family house   Current
9.            Nov 1, 2001     Regina, SK       $50.00           Single family house   Current
10.           Nov 1, 2001     Regina, SK       $50.00           Single family house   Current
11.           Feb 1, 2002     Regina, SK       $50.00           House with 4 suites   Current
12.           April 1, 2002   Regina, SK       $50.00           Single family house   Current
13.           Feb 1, 2002     Regina, SK       $50.00           House with 2 suites   Current
14.           Feb 11, 2003    Qu'Appelle, SK   $50.00           Single family house   Current
15.           Feb 11, 2003    Qu'Appelle, SK   $50.00           Single family house   Current
16.           July 28, 2003   Regina, SK       $100.00*         Single Family house   Current
17.           July 28, 2003   Regina, SK       $100.00*         Single Family house   Current
18.           July 28, 2003   Regina, SK       $100.00*         Single Family house   Current
19.           July 28, 2003   Regina, SK       $100.00*         Single Family house   Current
20.           July 28, 2003   Regina, SK       $100.00*         Single Family house   Current
21.           July 28, 2003   Regina, SK       $100.00*         Single Family house   Current
22.           July 28, 2003   Regina, SK       $100.00*         Single Family house   Current
23.           July 28, 2003   Regina, SK       $100.00*         Single Family house   Current
24.           July 28, 2003   Regina, SK       $100.00*         Single Family house   Current
25.           July 28, 2003   Regina, SK       $100.00*         Single Family house   Current
26.           July 28, 2003   Regina, SK       $100.00*         Single Family house   Current
27.           July 28, 2003   Regina, SK       $100.00*         Single Family house   Current
28.           July 28, 2003   Regina, SK       $100.00*         Single Family house   Current
29.           July 28, 2003   Regina, SK       $100.00*         Single Family house   Current
30.           July 28, 2003   Regina, SK       $100.00*         Single Family house   Current
31.           July 28, 2003   Regina, SK       $100.00*         Single Family house   Current
32.           July 28, 2003   Regina, SK       $100.00*         Single Family house   Current
33.           July 28, 2003   Regina, SK       $100.00*         Single Family house   Current
34.           July 28, 2003   Regina, SK       $100.00*         Single Family house   Current
35.           July 28, 2003   Regina, SK       $100.00*         Single Family house   Current
36.           July 28, 2003   Regina, SK       $100.00*         Single Family house   Current
37.           July 28, 2003   Regina, SK       $100.00*         Single Family house   Current
38.           July 28, 2003   Regina, SK       $100.00*         Single Family house   Current
39.           July 28, 2003   Regina, SK       $100.00*         Single Family house   Current
40.           July 28, 2003   Regina, SK       $100.00*         Single Family house   Current

     * Denotes  Canadian Funds - $100CDN = $71.40US  (conversion date August 25,
       2003)

Business and Marketing Strategies
---------------------------------

We have done market research into this sector to determine the reasons behind the successes and failures of competitors. The result of this research is that the market for property management services providers is vast and there is room for many successful players.

Our success depends in large part upon our ability to identify and adequately penetrate the markets for our services. Virtually all of our competitors have much larger budgets for marketing, advertising and promotion, as compared to us, which lacks the financial, personnel and other resources required to compete with our larger, better-financed competitors. We anticipate that our limited finances and other resources may be a determinative factor in the decision of any prospective employee as to whether to become associated with us. Until such time, if ever, as we are successful in attracting and employing capable marketing and customer support personnel in areas that we would like to penetrate, we intend to rely upon the judgments and conclusions of Mr. Shawn Erickson, our President and CEO, based solely on his experience in the real estate business, relative to our needs for marketing expertise.

Mr. Erickson believes that his previous experience as a residential revenue property owner and manager over the past ten years will be advantageous to our business because of the numerous business contacts established by him. We anticipate, but cannot assure, that Mr. Erickson's contacts will yield opportunities in the future for us to perform property management services; partnering; joint venture or similar such arrangements whereby we join with


--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 15

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------

others having greater financial and other resources than we have currently in the management of residential and/or commercial real estate; and/or sources of financing for us. We will evaluate each of these prospective projects or proposals, which may become available for participation by us, on a case-by-case basis.

Since its inception, we have entered into forty residential property agreements, all of which properties are located in Saskatchewan, Canada. Three of these properties are owned by Mr. Erickson, the President, CEO and controlling shareholder of Bangla. Despite the fact that the Property Management Agreements negotiated with Mr. Erickson were not negotiated on an arm's length basis, we charge the identical management fee (i.e., $50.00 per month) for the management services performed for these properties as we charge for the management of properties owned by persons unaffiliated with us. Additionally, the form of Property Management Agreement is virtually identical in the cases of all of the residential properties managed by us, whether owned by affiliated or unaffiliated persons.

Products and Services Offered
-----------------------------

We offer a wide range of property management and customer support services to residential property owners on a competitive basis. We currently offer the following general areas of service to its existing and potential customers: (i) new tenant placement services; (ii) month-to-month tenant management services for existing tenants; (iii) re-lease arrangements for existing tenants; (iv) tenant fee collection and eviction services and; (v) exterior maintenance. New tenant placement services that we offer include the following: (a) evaluating the property and rent potential; (b) advertising the property; (c) showing the property to potential tenants; (d) obtaining and processing applications; (e) running credit reports; (f) verifying employment and past rental references; (g) initiating tenant leases; (h) collecting security deposits and prepaid rent; and
(i) moving tenants into the property. The month-to-month management services that we provide for residential clients include the following: (i) collecting rent; (ii) pursuing late or delinquent rent; (iii) pursuing evictions; (iv) providing notice to tenants of changes; (v) arranging for services from vendors and contractors; (vi) responding to tenant's calls and problems; and (vii) disbursing owner's funds periodically. The re-lease services that we provide to clients are as follows: (a) evaluating the property and the market for the rate of rent to be charged; (b) advising the owner regarding re-lease arrangements;
(c) evaluating the existing tenant for care of the property; (d) evaluating the existing tenant for payment history; (e) initiating the new lease; and (f) demanding compliance or possession of the rented property. Services related to the collection of rents and/or the evictions of tenants is as follows: (i) providing notices of eviction to tenants; (ii) providing demands for payment or possession; (iii) working with a local attorney or local regulatory body to obtain a successful eviction; (iv) placing the account with a collection agency; and (v) demanding compliance or possession. Exterior maintenance services include: (a) minor exterior repairs; (b) tree and hedge trimming; and (c) lawn care.

While we have plans to manage commercial, as well as residential, property in the future, we currently have no commercial property under management, as of the date hereof. We have plans to expand the market for our services to areas other than Saskatchewan, Canada. Marketing efforts are necessarily limited to Saskatchewan, Canada presently because of our limited cash and resources and because of Mr. Erickson's connections in Saskatchewan. The implementation of our plans for expansion is dependant upon our ability to raise significant additional  capital  from  operating  revenues,  which is not  expected  for the foreseeable future at the current levels from the forty properties under management, or equity and/or debt financing. Although we intend to explore all available alternatives for debt and/or equity financing, including, but not limited to private and public securities offerings, there can be no assurance that we will be able to generate additional capital for expansion and/or other purposes. In the event that only limited additional financing is received, we expect our opportunities in the residential and commercial real estate management business to be limited. Further, even if we succeed in obtaining the level of funding necessary to increase revenue through the expenditure of additional funds for marketing, advertising and/or promotion in order to obtain a significantly greater number of residential and/or commercial property management contracts, this will not ensure the realization by us of profits from operations.

Competition
-----------

The business of the management of residential and commercial real estate is intensely competitive. We are in competition with property management companies of all sizes located both inside and outside of the United States. Although we expect to compete on the basis of our reputation among customers as a quality provider of management and customer support services and, to a lesser extent, on the basis of price, opportunities to obtain customers are limited by our



--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 16

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------


financial resources and other assets. In this regard, many of the companies and other organizations with which we are in competition are established and have far greater financial resources, substantially greater experience and larger staffs that do we. Additionally, many of such organizations have proven operating histories, which we lack. We have experienced, and expect to continue to experience, strong competition from both such well-established companies and small independent companies like us. There can be no assurance that we will be successful in raising additional capital and/or realizing profits from operations. In addition, our business may be subject to decline because of generally increasing costs and expenses of doing business, thus further increasing anticipated competition. Additionally, we anticipate that there may be significant technological advances in the future and we may not have adequate creative management and resources to enable us to take advantage of such advances. The effects of any such technological advances on us, therefore, cannot be presently determined.

Regulatory Background
---------------------

Our operations are expected to be affected by numerous federal, state and provincial laws. We intend to operate in material compliance with all applicable provincial, state and federal regulations. However, there can be no assurance that a failure to comply with applicable regulations will not have a material adverse effect on us. Currently, we are subject to the provisions of the Residential Tenancies Act for Saskatchewan where all of the properties which we currently manage are located. This legislation sets out rights for landlords and tenants in respect of all aspect of the residential tenancy. We are particularly affected in the areas of the collection of rents, damage deposits and evictions. We intend to operate in compliance with all such applicable laws.

Disclosure
----------

We are a reporting company and therefore will be filing forms 10-QSB quarterly reports and forms 10-KSB annual reports with the SEC. The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and/or obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, we intend to be an electronic filer and as such, all items filed by us are available through an Internet site maintained by the SEC which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which site is available at http://www.sec.gov.
-------------------


MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview
--------

We have received a going concern opinion from our auditors because we have not generated sufficient revenues since our inception to cover our expenses and are therefore sustaining losses. Our revenues began on November 1, 2001. Our deficit as of our first year end on March 31, 2002 was $(256) and as of March 31, 2003, the accumulated deficit was $(7,397). During the first six months of our current fiscal year, this deficit grew to $(20,765). The discussion below provides an overview of our operations, discusses our results of operations, our plan of operations and our liquidity and capital resources.

From the date of our incorporation on June 15, 2001 to the date of this prospectus, we have been a development stage company and have generated revenues from November 1, 2001 forward. Our operating activities during this period consisted primarily of conducting research, entering into Property Management Contracts and acquiring equipment to fulfill our duties under the Property Management Contracts.

Our financial statements are prepared in accordance with U.S. generally accepted accounting principles. We have expensed all development expenses related to the establishment of the company.






--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 17

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------


Our operating expenses are classified into six categories:

     -    Salaries
     -    Professional Fees
     -    Rent
     -    Depreciation
     -    Advertising
     -    Other Administrative Expenses

Salaries consist of fees paid to employees, directors and consultants either by way of money and or stock compensation. Fees of $2,100 and $200 were paid to one contract employee for the year ended March 31, 2003 and the period from June 15, 2001 (our inception) to March 31, 2002 respectively. Additionally, during our first fiscal year a one-time stock based compensation payment of $600 was made to our president. During the current fiscal year to September 30th, accrued wages include $900 for our contract employee. This compares to total accrued salary expenses of $1,200 for the same period ending September 30, 2002. The variance between the current six month period and the prior period results because of one-time wage payments of $150 each to our contract employee for additional duties performed in excess of his standard wage agreement. No fees are currently being paid to any management or board members.

Professional Fees consist primarily of our contracted accounting, audit fees and legal fees. These amounted to $7,934 for the year ended March 31, 2003 and nil from our inception March 31, 2002. During the period ended September 30, 2003, professional fees totaled $16,017 and for the six months ended September 30, 2002, were $5,440. The increase in professional fees period over period is attributable primarily to fees for our interim (October 2002) and year end audit and auditor reviews of our quarterly financial statements. Additionally, we have incurred accounting and audit fees for preparation and review of our SB2 filings with the Securities & Exchange Commission (SEC).

Rent refers to rent paid or booked as being due in respect of the office space provided to us by Mr. Shawn Erickson and the storage space provided to us by Mr. Rory Erickson, the total amount of these amounted to $1,000 for the six months ended September 30, 2003. This compares with $750 for the six months ended September 30, 2002. The comparative increase in Rent between the two periods is a function of rent being paid for a lesser number of months during the six months ended September 30, 2002, and a one time rental adjustment charge of $100. For the fiscal year ended March 31, 2003, Rent totaled $1,650 compared with $1,050 for the period from inception to March 31, 2002. The comparative increase in Rent between the period from inception to March 31, 2002 and the fiscal year ended March 31, 2003 is a function of rent being paid to Mr. Rory Erickson for a lesser number of months during our initial fiscal year.

Depreciation has been provided in amounts sufficient to recover asset costs over their estimated useful lives. The equipment used in operations is being depreciated in a Straight Line method over five years. Our equipment has been depreciated by a total of $43 for the six months ended September 30, 2003 versus $43 for the same period during 2002. During the second quarter ended September 30, 2003, depreciation remained steady at a charge of $21.50 per quarter. Our equipment has been depreciated by $86 during the year ended March 31, 2003 and nil for the period from inception to March 31, 2002.

Advertising refers to amounts expended by us on behalf of property owners to advertise their properties for rent in local newspapers. During fiscal 2003, we expended nil funds on advertising, and for the period from inception to March 31, 2002, we expended $37. During the second quarter of the current fiscal year, no funds were expended on advertising. The change in our advertising expenditures is explained by budget reductions for such items.

Other Administrative Expenses refers to our office supplies, telephone expenses, bank charges, fees to process and file documents with the SEC, stock transfer fees and corporate filing fees with the State of Colorado. These amounted to $3,149 for the six months ended September 30, 2003 and $66 for the period ended September 30, 2002 respectively. Comparatively, these same expenses amounted to $3,564 for the year ended March 31, 2003 and $1,069 for the period from inception to March 31, 2002 respectively. The relative increase in 2003 versus 2002 and since inception are attributable primarily to the various stages we have completed for our SB2 filing with the SEC. It is anticipated these expenses will decrease on a relative basis if our SB2 becomes effective. Additionally, we


--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 18

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------


incurred a large one-time stock transfer expense for securities issued following the 506 offering referenced elsewhere in this document.

Our prospects must be considered highly speculative in light of the risks, expenses and difficulties frequently experienced by companies in early stages of development, particularly companies in rapidly evolving markets like ours.

Results of Operations
---------------------


Sales improved year over year to $7,830 from $3,900 respectively for the six month periods ended September 30, 2003 versus September 30, 2002. This increase is the result of an ongoing marketing campaign by the President and the General Manager. Comparatively, sales for the year ended March 31, 2003 were $8,250 versus $2,700 for the year ended March 31, 2002, which covers the partial period from June 15, 2001 (inception) to March 31, 2002.


We lost $(7,140) for the fiscal year ended March 31, 2003 and $(256) from our incorporation to March 31, 2002. During the six month period ended September 30, 2003 our loss was $(13,368) versus $(3,599) for the same period ended September 30, 2002. These losses are attributed to the costs incurred to set up our corporate structure, pay professional fees, pay salaries, acquire equipment, to establish office space for our operations, and our initiative to file an SB2 statement with the Securities and Exchange Commission.

We do not expect our salary expenses to increase next year but expect them to remain at the current level.

We anticipate that professional fees will decrease in the future for several reasons. Although our audit fees may increase because we anticipate becoming a reporting company and filing the requisite quarterly and annual reports with the Securities and Exchange Commission, many of these same expenses have been incurred to date due to our SB2 registration initiative, and during the last six months we have had two full audits performed whereas only one would be done in a typical year. However, we are aware that audit fees have generally increased as a function of the increased reporting requirements mandated by the recently enacted Sarbanes-Oxley Act. We are also optimistic that our business activities will increase, which will require auditing procedures over a greater transaction base. Conversely with respect to legal fees and accounting fees we estimate that the bulk of these, which pertain to preparation of our SB2 statements, have already been incurred and expect these costs to decrease by approximately 85%. This represents a savings of approximately $17,500 per year. We estimate that our professional fees will be approximately $2,500 over the balance of our current fiscal year and that our auditor fees will approximate $4,000 over the same period.

We do not expect our rent expenses to increase next year but expect them to remain at the current level.

We do not expect our depreciation expense to increase in the next year but expect it to remain at the current level.

We expect our advertising expense to increase as we intend to enter into a greater number of Property Management Contracts in the coming year. As such we estimate that our advertising expense may increase to approximately $500.

We do not expect our other administrative expenses to increase in the next year and expect them to remain the same.

Due to the foregoing factors, our operating results are difficult to forecast. You should evaluate our prospects in light of the risk, expenses and difficulties commonly encountered by comparable development-stage companies in rapidly evolving markets. We cannot assure you that we will successfully address such risks and challenges. In addition, even though we have an operational business with revenues, we cannot assure you that our revenues will increase or that we will become profitable in the future.

Plan of operations
------------------

During the next twelve months, we intend to continue to make efforts to increase the number of properties under Property Management Agreements. We intend to commence some marketing of our services to create more awareness of our services with a view to expanding our business. We currently have two part-time


--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 19

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------


employees, one of whom is our President, working on these items, as well as managing our daily administrative functions. Although the Company has recently been formed and has a limited history, we do not consider ourselves to be a "blank check company" as defined in Regulation C, Rule 505 of the Securities and Exchange Act of 1933. We believe our strategic business plan will allow us to grow from development stage to profitability over the next twelve months and we will continue to modify our efforts to meet this goal as opportunities arise. At this time we have no intentions to merge or acquire another company.

During July 2003, we were successful in increasing our revenue stream by 200% with the addition of 25 new property management contracts which will yield additional revenues of approximately $1,700 per month (Cdn$2,500). Based on this and our ongoing marketing efforts, we hope to increase our revenue streams further in the next twelve months. In addition, we raised $13,250 in gross offering proceeds from the recently completed Rule 506 offering. We expect that we will be able to successfully operate for the next twelve months based on our cash on hand, plus the current and anticipated revenue stream.

We cannot predict with certainty what level of revenues we can expect over the next twelve months, but anticipate that our revenue stream plus cash resources now on hand will provide sufficient funds to cover our operating expenses for the next twelve months.

Liquidity and Capital Resources
-------------------------------

Since the date of our incorporation, we have raised $13,250 though private placements of our common shares. In addition, our revenues commenced on November 1, 2001.

Our operating activities used cash resources of $(5,138) for the fiscal year ended March 31, 2003 and produced cash resources of approximately $2,160 for the period from incorporation to March 31, 2002. During the six month period ended September 30, 2003 we used cash resources of $(8,288) versus the generation of $204 in the same comparative period in 2002. Increases in accounts payable have been a primary contributor toward meeting our cash flow requirements. Uses of funds have included activities to establish our business, acquire equipment, and the payment of salaries, rents, professional fees and other administrative expenses.

During the period to August 26, 2003, we operated with a loan agreement in place from White Sands, Inc. which allowed us to borrow up to $50,000 from time to time. On August 27, 2003 White Sands, Inc. requested that we allow cancellation of this agreement in light of the fact that we had not yet drawn down or requested any funds thereunder and so that it could allocate these funds to new projects. Based on our recent success in expanding our revenue base by 200% to 40 Property Management Agreements, we reached agreement with White Sands, Inc. and consented to the cancellation of the loan facility on August 28th. White Sands, Inc. remains as a 41% shareholder in the Company and on October 17, 2003, subsequent to production of our financial statements, provided the Company with a loan of $10,000 which is unsecured, non-interest bearing and bears no fixed repayment terms. Mr. Shawn Erickson, the beneficial owner of White Sands, Inc. approved this loan which includes the stipulation that neither Mr. Erickson nor White Sands, Inc. are in any way obligated to loan further monies to the Company in the future. Each request for money made by the Company to Mr. Erickson will be evaluated by Mr. Erickson and if it is determined such further loans are attractive to Mr. Erickson, the terms and conditions of such loans will be negotiated at that time.


As at March 31, 2003, March 31, 2002, we had cash and cash equivalents of $10,342 and $2,230 respectively. As at September 30, 2003, cash and cash equivalents totaled $2,434 versus $10,342 as at September 30, 2002. Although we believe we are adequately capitalized, based on the risk factors for a company at our stage of development, we acknowledge we may need to raise additional capital within the next twelve months. As at December 10, 2003, the company had cash on hand of $12,686.


If cash generated from operations are insufficient to meet our long-term liquidity needs, we may need to raise additional funds or seek other financing arrangements. Additionally funding may not be available on favorable terms or at all.





--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 20

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------


Description of Property
-----------------------

We maintain our executive offices at the residence of the President and CEO, Mr. Shawn Erickson. These offices are located at 1473 Richardson Avenue, Los Altos California, USA, 94024 and the telephone number is (408) 640-8918. We also maintain storage space for our equipment on a monthly basis at Mr. Rory Erickson's residence located at 3540 Albert Street, Regina, Saskatchewan, Canada, S4S 3P5. We anticipate the continued utilization of these offices until such time, if ever, as we obtain sufficient funding from debt and/or equity financing and/or generate a level of earnings sufficient, in our determination, to enable us to obtain other office space. The space currently occupied by us is expected to be adequate to meet our needs for the foreseeable future.

Certain Relationships and Related Transactions
----------------------------------------------

We intend that any transactions between us and our officers, directors, principal stockholders, affiliates or advisors will be on terms no less favorable to us than those reasonably obtainable from third parties. To date, several related party transactions have taken place.

On July 1, 2001, we issued 6,000,000 common voting shares of the common stock at $0.0001 per share to Mr. Shawn Erickson in consideration for services rendered to the Company, which were valued at $600. At the time of the issuance, the Board valued the transaction at the fair value of the services rendered, which amounted to $600. On the transaction date, the Company's stock had no reliable fair value. The sum of $600 is included in the accompanying financial statements as stock-based compensation expense. These shares are restricted securities and may be sold only in compliance with Rule 144 of the Securities Act of 1933, as amended.

Since the date of incorporation, Mr. Erickson has incurred expenses related to and on behalf of Bangla. To September 30, 2001, these sums, which total $2,316, have been recorded as equity contributed by Mr. Erickson as Paid in Capital.

On January 21, 2003, Mr. Erickson entered into share purchase agreements with Mr. Granados and Mr. Christian whereby he transferred 1,500,000 shares of his common stock in the Company to each of them at $0.0001 per common share for total proceeds to Mr. Erickson of $300.00.

Three of the forty residential properties under Management by us are owned by Mr. Erickson, the President, CEO, Director and controlling shareholder of Bangla. Despite the fact that these agreements were not negotiated at arm's length, the basic form of the agreements are identical to that of the Property Management Agreements relating to the properties managed by us that were negotiated at arm's length with unaffiliated persons. Further, we receive the identical management fee (i.e., $50.00 per month) for the management services performed for the properties owned by Mr. Erickson as we receive from unaffiliated owners of properties under management by us.

The President, Mr. Shawn Erickson, provided office space to the Company at no charge for all periods presented. The office space was valued at $100.00 per month and is included in the accompanying financial statements as rent expense with a corresponding credit to accounts payable. The General Manager, Rory Erickson, provided storage space to the Company at no charge from January 1, 2002 to the present. The storage space is valued at $50.00 per month and is included in the accompanying financial statements as rent expense with a corresponding credit to accounts payable.

Mr. Erickson was hired as General Manager on January 1, 2002 for an indefinite period of time. Mr. Erickson intends to devote approximately 50% of his time to the company until such time as more time is required of him. Since inception to September 30, 2003, Mr. Rory Erickson has received $3,200 in salary.

Mr. Shawn Erickson has received no monetary fees for his services, but did receive a one-time stock based compensation payment of $600 during fiscal 2002.

Executive Compensation
----------------------

The following table sets forth the salaries and directors' fees paid to our executives on an annual basis.



--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 21

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------


                                                             Directors'      Stock based
Person                   Position             Salary(2)      fees(2)       Compensation(2)       Total(2)
------------------   ----------------        ------------   ------------   ----------------   ----------------
                                             2002    2003   2002    2003   2002        2003   2002        2003
                                             ----    ----   ----    ----   ----        ----   ----        ----
Shawn Erickson       President, Chief        $0.00  $0.00   $0.00   $0.00  $600(1)     $0.00  $600        $0.00
                     Executive Officer,
                     Treasurer, Secretary,
                     Principal Financial
                     Officer, Principal
                     Accounting Officer
                     and Director

Edward Granados      Director,               $0.00  $0.00   $0.00   $0.00  $0.00       $0.00  $0.00       $0.00

Mark Christian       Director                $0.00  $0.00   $0.00   $0.00  $0.00       $0.00  $0.00       $0.00

Rory Erickson        General Manager         $450   $1,800  $0.00   $0.00  $0.00       $0.00  $450        $1,800

We currently have three directors, Shawn Erickson, Edward Granados and Mark Christian.

(1) Mr. Erickson received 6,000,000 of our common shares as compensation for services rendered to us up to June 30, 2001 which were valued at $600. This was a one-time payment.


(2) As of December 11, 2003, there are no arrangements, standard or otherwise, with any director or officer wherein the director or officer is compensated other than as stated above.


We intend to do one, or a combination of the following, to compensate our employees, officers and directors so that they are retained and so that we can attract qualified personnel as we deem appropriate:

     - Develop a stock option plan and have our employees, officers and directors opt in to the plan at their choosing; and/or
     -    Issue shares to our employees, officers and directors.

We do not have an audit committee, nor do we have a compensation committee.

Additional Information
----------------------

We have filed with the Securities and Exchange Commission, 450 Fifth Street N.W., Washington, D.C. 20549, a registration statement of Form SB-2 covering the common shares being sold in this offering. We have not included in this prospectus all of the information contained in the registrations statement, and you should refer to the registration statement and our exhibits for further information.

Any statement in this prospectus about any of our contracts or other documents is not necessarily complete. If the contract or document is filed as an exhibit to the registration statement, the contract or document is deemed to modify the description contained in this prospectus. You must review the exhibits themselves for a complete description of the contract or document.

You may review a copy of the registration statement, including exhibits and schedules filed with it, at the SEC's public reference facilities in Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of such materials from the Public Reference Section of the SEC, at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as the company, that file electronically with the SEC.


--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 22

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------


You may read and copy any reports, statements or other information that we file with the SEC at the addresses indicated above, and you may also access them electronically at the web site set forth above. These SEC filings are also available to the public from commercial document retrieval services.

Transfer Agent and Registrar
----------------------------

The registrar and transfer agent for our common shares is Corporate Stock Transfer, Inc. whose address is 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado, 80209.

Representations
---------------

(begin boldface)
No finder, dealer, sales person or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this prospectus not any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.
(end boldface)


































--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 23

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)



FINANCIAL STATEMENTS
--------------------


                          INDEX TO FINANCIAL STATEMENTS





                        BANGLA PROPERTY MANAGEMENT, INC.

                              FINANCIAL STATEMENTS


                               September 30, 2003


                                                                       Page
                                                                       ----

   Financial Statements:

       Balance Sheets                                                  F-2

       Statements of Operations                                        F-3

       Statements of Cash Flows                                        F-5

       Notes to Financial Statements                                   F-6






















--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 24

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)

                                 Balance Sheets
                                 --------------

                                     ASSETS
                                                       September 30,         March 31,
                                                            2003                2003
                                                        (Unaudited)           (Note 1)
                                                      ----------------    ----------------

CURRENT ASSETS
   Cash                                               $        2,054      $       10,342
   Accounts receivable                                            --                 150
                                                      ----------------    ----------------
     Total current assets                                      2,054              10,492

PROPERTY AND EQUIPMENT
   Maintenance equipment, net of $129 and $86
     accumulated depreciation                                    301                 344
                                                      ----------------    ----------------
       Total property and equipment                              301                 344

       Total assets                                   $        2,355      $       10,836
                                                      ================    ================

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                                            3,300                  --
   Accounts payable, related parties                           3,654               2,067
                                                      ----------------    ----------------
       Total current liabilities                               6,954               2,067

SHAREHOLDERS' EQUITY
Common shares, 100,000,000 shares of no par
  value authorized, 7,325,000 shares issued
  and outstanding                                              6,166              16,166
Accumulated deficit in the development stage                 (20,765)             (7,397)
                                                      ----------------    ----------------
       Total shareholders' equity                             (4,599)              8,769

       Total liabilities and shareholders' equity     $        2,355      $       10,836
                                                      ================    ================












         The accompanying notes to financial statements are an integral part of this statement.

--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 25

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)

                            Statements of Operations
                            ------------------------
                                   (Unaudited)

                                              3 Months            3 Months
                                               Ending              Ending
                                           September 30,       September 30,
                                                2003                2002
                                          ----------------    ----------------

REVENUES:

Property management fees                  $        5,781      $        1,950

EXPENSES:
   Salaries                                          450                 600
   Professional fees                               5,928               2,900
   Rent                                              450                 450
   Depreciation                                       21                  43
   Other administrative expenses                     789                  31
                                          ----------------    ----------------
     Total expenses                                7,638               4,024
                                          ----------------    ----------------

Net (loss) from operations                        (1,857)             (2,074)

Interest expense                                     (50)                 --

Net (loss)                                $       (1,907)     $       (2,074)
                                          ================    ================

Net (loss) per common share               $            *      $            *
                                          ================    ================

Weighted average shares outstanding            7,325,000           6,000,000
                                          ================    ================

* Less than $0.01 per share
















         The accompanying notes to financial statements are an integral part of this statement.

--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 26

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)

                            Statements of Operations
                            ------------------------
                                   (Unaudited)

                                                                                 June 15, 2001
                                                                                    (Date of
                                            6 Months            6 Months           Inception)
                                             Ending              Ending             through
                                         September 30,       September 30,       September 30,
                                              2003                2002                2003
                                        ----------------    ----------------    ----------------

REVENUES:

Property management fees                $        7,830      $        3,900      $       18,780

EXPENSES:
   Salaries                                        900               1,200               3,800
   Professional fees                            16,017               5,440              23,950
   Rent                                          1,000                 750               3,700
   Depreciation                                     43                  43                 129
   Advertising                                      --                  --                  37
   Other administrative expenses                 3,149                  66               7,784
                                        ----------------    ----------------    ----------------
     Total expenses                             21,109               7,499              39,400
                                        ----------------    ----------------    ----------------

Net (loss) from operations                     (13,279)             (3,599)            (20,620)

Interest expense                                   (89)                 --                (145)

Net (loss)                              $      (13,368)     $       (3,599)     $      (20,765)
                                        ================    ================    ================

Net (loss) per common share             $            *      $            *      $            *
                                        ================    ================    ================

Weighted average shares outstanding          7,325,000           6,000,000           6,530,000
                                        ================    ================    ================

* Less than $0.01 per share












         The accompanying notes to financial statements are an integral part of this statement.

--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 27

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)

                            Statements of Cash Flows
                            ------------------------
                                   (Unaudited)

                                                                                                June 15, 2001
                                                                                                   (Date of
                                                           6 Months            6 Months           Inception)
                                                            Ending              Ending             through
                                                        September 30,       September 30,       September 30,
                                                             2003                2002                2003
                                                       ----------------    ----------------    ----------------

Cash flows from operating activities:
   Net (loss)                                          $      (13,368)     $       (3,599)            (20,765)
   Reconciling adjustments -
     Depreciation                                                  43                  43                 129
     Common stock issued for services                                                  --                 600
     Accounts payable assumed by
       shareholder                                                 --                  --               1,816
   Changes in operating assets:
     Accounts receivable                                          150                  --                  --
     Accounts payable                                           4,887               3,760               6,954
                                                       ----------------    ----------------    ----------------
Net cash provided (used) by                                    (8,288)                204             (11,266)
  operating activities

Cash flows from investing activities:
   Purchase of equipment                                           --                  --                (430)
                                                       ----------------    ----------------    ----------------
Net cash (used) by investing activities                                                --                (430)

Cash flows from financing activities:
   Sales of common stock                                           --                  --              13,250
   Cash received for paid-in capital                               --                  --                 500
                                                       ----------------    ----------------    ----------------
Net cash provided by financing activities                          --                  --              13,750
                                                       ----------------    ----------------    ----------------

Net change in cash                                             (8,288)                204               2,054

Cash, beginning of period                                      10,342               2,230                  --
                                                       ----------------    ----------------    ----------------

Cash, end of period                                    $        2,054      $        2,434               2,054
                                                       ================    ================    ================

Supplementary disclosure of cash flow information:
   Cash paid during period for interest                            --                  --                  --
   Cash paid during period for income
     taxes                                                         --                  --                  --
                                                       ================    ================    ================

Supplemental disclosure of noncash investing and
  financing activities:
   Common stock issued for services                                --                  --                 600
   Accounts payable assumed by
     shareholder                                                   --                  --               1,816



         The accompanying notes to financial statements are an integral part of this statement.

--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 28

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements
                          -----------------------------
                                   (Unaudited)


Note 1 - Summary of Significant Accounting Policies
---------------------------------------------------

The accompanying consolidated financial statements included herein have been prepared by Bangla Property Management, Inc. without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosure normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted as allowed by such rules and regulations, and the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the March 31, 2003 audited financial statements and the accompanying notes thereto. While management believes the procedures followed in preparing these financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year. The results of operations for the interim periods are not necessarily indicative of the results of operations for the full year. In management's opinion all adjustments necessary for a fair presentation of the Company's financial statements are reflected in the interim periods included.

Amounts shown for March 31, 2003 were taken from the audited financial statements of that date.

Note 2 - Basis of Presentation - Going Concern
----------------------------------------------

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern. However, the Company has insufficient working capital and is sustaining losses, and therefore may be forced to discontinue operations. This fact raises substantial doubt about the Company's ability to continue as a going concern. Management plans to raise additional capital to complete its business plan.

Note 3 - Related Party Transactions
-----------------------------------

The Company has property management contracts with its president for three properties. Income from these contracts was $900 for the six months ended September 30, 2003, for which $0 is due at September 30, 2003.

Accounts payable - related parties, consists of monies advanced to the Company by its President and his brother. The advances have no specific payment terms and accrue interest at 5%.

--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 29

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)






                          INDEX TO FINANCIAL STATEMENTS





                        BANGLA PROPERTY MANAGEMENT, INC.

                              FINANCIAL STATEMENTS

                                      with

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                 March 31, 2003



                                                                       Page
                                                                       ----

Report of Independent Certified Public Accountants                      F-2

Financial Statements:

         Balance Sheets                                                 F-3

         Statements of Operations                                       F-4

         Statement of Stockholders' Equity                              F-5

         Statements of Cash Flows                                       F-6

         Notes to Financial Statements                              F-7 to F-11

--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 30

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)


               Report of Independent Certified Public Accountants
               --------------------------------------------------




Board of Directors
Bangla Property Management, Inc.

     We have audited the accompanying balance sheets of Bangla Property Management, Inc. (a Development Stage Company) as of March 31, 2002 and 2003, and the related statements of operations, stockholders' equity, and cash flows for year ending March 31, 2003, for the period from June 15, 2001 (Date of Inception) through March 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentations. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bangla Property Management, Inc. (a Development Stage Company) as of March 31, 2002 and 2003, and the related statements of operations, stockholders' equity, and cash flows for year ending March 31, 2003, for the period from June 15, 2001 (Date of Inception) through March 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2, the Company has limited working capital and continued operating losses, which raise substantial doubts about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


MILLER AND MCCOLLOM
Certified Public Accountants
4350 Wadsworth Boulevard, Suite 300
Wheat Ridge, Colorado 80033
July 18, 2003

--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 31

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)



                                 Balance Sheets
                                 --------------

                                     ASSETS
                                                         March 31,           March 31,
                                                            2003                2002
                                                      ----------------    ----------------
CURRENT ASSETS
   Cash                                               $       10,342      $        2,230
   Accounts receivable                                           150                  --
                                                      ----------------    ----------------
     Total current assets                                     10,492               2,230

PROPERTY AND EQUIPMENT
   Maintenance equipment, net of $86 and $0
     accumulated depreciation                                    344                 430
                                                      ----------------    ----------------
       Total property and equipment                              344                 430

       Total assets                                   $       10,836      $         2,660
                                                      ================    ================


                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable, related parties                           2,067                  --
                                                      ----------------    ----------------
       Total current liabilities                               2,067                  --

SHAREHOLDERS' EQUITY
Common shares, 100,000,000 shares of no par
  value authorized, 7,325,000 and 6,000,000
  shares issued and outstanding                               16,166               2,916
Accumulated deficit in the development stage                  (7,397)               (256)
                                                      ----------------    ----------------
       Total shareholders' equity                              8,769               2,660

       Total liabilities and shareholders' equity     $       10,836      $         2,660
                                                      ================    ================













               The accompanying notes to financial statements are
                       an integral part of this statement.

--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 32

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)


                            Statements of Operations
                            ------------------------

                                                             June 15, 2001       June 15, 2001
                                                                (Date of            (Date of
                                              Year             Inception)          Inception)
                                             Ending             through             through
                                           March 31,           March 31,           March 31,
                                              2003                2002                2003
                                        ----------------    ----------------    ----------------
REVENUES:

Property management fees                $        8,250      $        2,700      $       10,950

EXPENSES:
   Salaries                                      2,100                 800               2,900
   Professional fees                             7,934                  --               7,934
   Rent                                          1,650               1,050               2,700
   Depreciation                                     86                  --                  86
   Advertising                                      --                  37                  37
   Other administrative expenses                 3,564               1,069               4,633
                                        ----------------    ----------------    ----------------
     Total expenses                             15,333               2,956              18,291
                                        ----------------    ----------------    ----------------

Net (loss) from operations                      (7,084)               (256)             (7,341)

Interest expense                                    56                  --                  56

Net (loss)                              $       (7,140)     $         (256)     $       (7,397)
                                        ================    ================    ================

Net (loss) per common share             $            *      $            *      $            *
                                        ================    ================    ================

Weighted average shares outstanding          6,305,769           6,000,000           6,189,286
                                        ================    ================    ================

* Less than $0.01 per share













               The accompanying notes to financial statements are
                       an integral part of this statement.

--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 33

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)


                        Statement of Shareholders' Equity
                        ---------------------------------

                               Common           Common        Accumulated     Shareholders'
                               Shares           Stock          (Deficit)          Equity
                           --------------   --------------   --------------   --------------

Stock issued July 2001         6,000,000    $         600    $          --   $          600

Accounts payable
  assumed by shareholder
  March 31, 2002                      --            1,816               --            1,816
Cash contributed by
  shareholder                         --              500               --              500
Net loss for the period
  ending March 31, 2002               --               --             (256)            (256)
                           --------------   --------------   --------------   --------------

Balance March 31, 2002         6,000,000    $       2,916    $        (256)  $        2,660
                           --------------   --------------   --------------   --------------

Common stock issued for
  cash, January 2003           1,325,000           13,250               --           13,250
Rounding                              --               --               (1)              (1)
Net loss for the year
  ending March 31, 2003               --               --           (7,140)          (7,140)
                           --------------   --------------   --------------   --------------

Balance March 31, 2003         7,325,000    $      16,166    $      (7,397)  $        8,769
                           ==============   ==============   ==============   ==============






















               The accompanying notes to financial statements are
                       an integral part of this statement.

--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 34

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)


                            Statements of Cash Flows
                            ------------------------

                                                                           June 15, 2001       June 15, 2001
                                                                              (Date of            (Date of
                                                            Year             Inception)          Inception)
                                                           Ending             through             through
                                                         March 31,           March 31,         September 30,
                                                            2003                2002                2002
                                                      ----------------    ----------------    ----------------
Cash flows from operating activities:
   Net (loss)                                         $       (7,140)     $         (256)             (7,397)
   Reconciling adjustments -
     Depreciation                                                 86                  --                  86
     Common stock issued for services                             --                 600                 600
     Accounts payable assumed by
       shareholder                                                --               1,816               1,816
   Changes in operating assets:
     Accounts receivable                                        (150)                 --                (150)
     Accounts payable                                          2,066                  --               2,067
                                                      ----------------    ----------------    ----------------
Net cash provided by operating activities                     (5,138)              2,160              (2,978)

Cash flows from investing activities:
   Purchase of equipment                                                            (430)               (430)
                                                      ----------------    ----------------    ----------------
Net cash (used) by investing activities                                             (430)               (430)

Cash flows from financing activities:
   Sales of common stock                                      13,250                  --              13,250
   Cash received for paid-in capital                              --                 500                 500
                                                      ----------------    ----------------    ----------------
Net cash provided by financing activities                     13,250                 500              13,750
                                                      ----------------    ----------------    ----------------

Net increase in cash                                           8,112               2,230              10,342

Cash, beginning of period                                      2,230                  --                  --
                                                      ----------------    ----------------    ----------------

Cash, end of period                                   $       10,342      $        2,230              10,342
                                                      ================    ================    ================


Supplementary disclosure of cash flow information:
   Cash paid during period for interest                           --                  --                  --
   Cash paid during period for income taxes                       --                  --                  --
                                                      ================    ================    ================

Supplemental disclosure of noncash investing and
financing activities:
   Common stock issued for services                               --                 600                  --
   Accounts payable assumed by shareholder                        --               1,816                  --




               The accompanying notes to financial statements are
                       an integral part of this statement.

--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 35

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)


                          Notes to Financial Statements
                          -----------------------------

Note 1 - Summary of Significant Accounting Policies
---------------------------------------------------

This summary of significant accounting policies of Bangla Property Management, Inc. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements. The financial statements are stated in United States of America dollars.

Organization and Description of Business
----------------------------------------

The Company was incorporated in the State of Colorado on June 15, 2001.

The Company is in the property management business. The Company currently offers the following general areas of service to existing and potential customers: new tenant placement services, month-to-month tenant management services for existing tenants, re-lease arrangements for existing tenants, tenant fee collection and eviction service, and exterior maintenance.

To date, the Company's revenue has resulted from the management of residential properties. The properties currently being managed are located in Saskatchewan, Canada.

Revenue Recognition
-------------------

Revenues are recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements." Under SAB 101, product revenues (or service revenues) are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectibility is reasonably assured.

The Company's revenues are derived principally from management fees, collection fees, and other related charges. Revenue is recognized when services have been performed and billed.

Use of Estimates
----------------

The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

Earnings (Loss) Per Share
-------------------------

Earnings (loss) per share of common stock is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the period.

--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 36

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)


                          Notes to Financial Statements
                          -----------------------------

Estimated Fair Value of Financial Instruments
---------------------------------------------

The carrying value of accounts payable, and other financial instruments reflected in the financial statement approximates fair value due to the short-term maturity of the instruments.

Comprehensive Income
--------------------

The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income". SFAS 130 requires that the components and total amounts of comprehensive income be displayed in the financial statements beginning in 1998. Comprehensive income includes net income and all changes in equity during a period that arises from non-owner sources, such as foreign currency items and unrealized gains and losses on certain investments in equity securities. The company currently has no components of comprehensive income other than net income (loss).

Income Taxes
------------

The Company records deferred taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." The statement requires recognition of deferred tax assets and liabilities for temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Valuation of Long-Lived Assets
------------------------------

The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operation cash flows on a basis consistent with accounting principles generally accepted in the United States of America.

Start-up Costs
--------------

The Company has adopted Statement of Position No. 98-5 ("SOP 98-5"), "Reporting the Costs of Start-Up Activities." SOP 98-5 requires that all non-governmental entities expense the cost of start-up activities, including organizational costs as those costs are incurred.

Other
-----

The Company's fiscal year end is March 31.

The Company paid no dividends during the periods presented.

--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 37

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)


                          Notes to Financial Statements
                          -----------------------------

Certain comparative figures have been reclassified to conform to the current year presentation.

The Company consists of one reportable business segment.

All revenue reported is from external customers in Canada. All of the Company's assets are located in the United States, except for its' property and equipment, which is located in Canada.

Note 2 - Basis of Presentation - Going Concern
----------------------------------------------

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern. However, the Company has insufficient working capital and continued operating losses, and therefore may be forced to discontinue operations. This fact raises substantial doubt about the Company's ability to continue as a going concern. Management plans to raise additional capital to complete its business plan.

Note 3 - Development Stage Company
----------------------------------

Based upon the Company's business plan, it is a development stage enterprise. The Company is currently devoting most of its efforts toward raising capital, developing business and marketing strategies, and seeking residential property customers.

Accordingly, the Company presents its financial statements in conformity with the accounting principles generally accepted in the United States of America that apply in establishing operating enterprises. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

Note 4 - Property and Equipment
-------------------------------

Components of property and equipment consist of:

                                                                   Depreciation
                                                                       Rate
                                     Accumulated         Net           and
                          Cost       Depreciation      Amount         Method
                      ------------   ------------   -------------  -------------
Year ending
  March 31, 2003 -
   Maintenance                                                     Straight Line
     equipment        $       430    $        86    $        344      5 Years

Depreciation has been provided in amounts sufficient to recover asset costs over their estimated useful lives. All components of property and equipment are being depreciated or amortized.

--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 38

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)


                          Notes to Financial Statements
                          -----------------------------


Note 5 - Equity
---------------

The Company issued 6,000,000 shares of its common stock during July 2001 to its sole shareholder for management services. Additional paid-in capital totaling $2,316 has been contributed, consisting of $500 in cash, the payment of incorporation costs of $766, and rent expense incurred of $1,050.

In January of 2003, the company sold 1,325,000 shares of common stock in a private offering for $13,250.

Note 6 - Income Taxes
---------------------

The Company is subject to US and Canadian federal income taxes. The Company has had no income, and therefore has paid no income tax.

Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes. The Company's deferred tax assets consist entirely of the benefit from net operating loss carryforwards. The Company's deferred tax assets are offset by a valuation allowance due to the uncertainty of the realization of the net operating loss carryforwards. Net operating loss carryforwards may be further limited by a change in company ownership and other provisions of the tax laws.

The Company's deferred tax assets, valuation allowance, and change in valuation allowance are as follows:

                                          Estimated
                                             Tax
               Estimated                   Benefit
                  NOL           NOL         from        Valuation      Net Tax
Year Ending   Carryforward    Expires        NOL        Allowance      Benefit
   2002       $     250         2022     $      95     $     (95)     $     --
   2003            7,500        2023         2,850        (2,850)           --
              ------------   ---------   -----------   -----------   -----------
   Total      $    7,750                 $    2,945    $  (2,945)    $      --
              ============   =========   ===========   ===========   ===========

Taxes at the statutory rate are reconciled to the Company's actual income taxes as follows:

Canadian and US Federal income taxes at statutory rate                  38%
Valuation allowance                                                    (38%)
                                                                    -----------
Actual income tax rate                                                  --
                                                                    ===========

--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 39

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)


                          Notes to Financial Statements
                          -----------------------------


Note 7 - Risks and Uncertainties
--------------------------------

The Company is subject to substantial business risks and uncertainties inherent in starting a new business. There is no assurance that the Company will be able to generate sufficient revenues or obtain sufficient funds necessary for launching a new business venture. The property management business is competitive, and the Company faces competition from established companies with more resources.

Note 8 - Commitments and Contingencies (Related parties)
--------------------------------------------------------

The Company has entered into two office rental agreements for renting office space in California commencing July 1, 2001 through June 30, 2003 from its President for $100 per month and from January 1, 2002 through June 30, 2003 in Canada for $50 per month from the President's brother. The rental agreements are subject to early termination by the Company provided notice and required rental payments are made.

Future base rent commitments during the years ended March 31 under these lease agreements are summarized as follows:

                                  2003     $ 1,800
                                  2004         450

Note 9 - Related Party Transactions
-----------------------------------

The Company has property management contracts with its president for three properties. Income from these contracts was $1,800 for the year ended March 31, 2003, for which there is no amount due at March 31, 2002 and March 31, 2003.

Accounts payable, related parties, consists of monies advanced to the Company by its President and his brother. The advances have no specific payment terms, and interest is accrued at 5%pa.

Note 10 - Line of Credit
------------------------

On March 1, 2003, the Company entered into a Loan Facility Agreement with White Sands, Inc., a Nevis corporation of which the Company's president is the beneficial owner. The Loan Facility Agreement established a $50,000 unsecured line of credit from which the Company may borrow up to $50,000 upon seven days written notice to White Sands, Inc. All sums drawn down, if any, will accrue interest of 8% per annum and all amounts owing plus interest accrued are payable on demand by White Sands, Inc. upon 30 days written notice to the Company.

--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 40

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------


PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation state as follows:

"8. The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by laws.

     (a) INDEMNIFICATION. The corporation shall indemnify, to the maximum extent permitted by Colorado law, any person who is or was a director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the corporation or because he is or was serving another entity or employee benefit plan as a director, officer, partner, trustee, employee, fiduciary or agent at the corporation's request. The corporation shall further have the authority to the maximum extent permitted by Colorado law to purchase and maintain insurance providing such indemnification.

     (b) LIMITATION ON DIRECTOR'S LIABILITY. No director of this corporation shall have any personal liability for monetary damages to the corporation or its shareholders for breach of his fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for any breach, act, omission or transaction as to which the Colorado Business Corporation Act (as in effect from time to time) prohibits expressly the elimination or limitation of liability. Nothing contained herein will be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person."

Our Bylaws state that we shall, to the maximum extent permitted by Colorado law, have the power to indemnify each of our agents (which includes directors, officers, employees and agents) against expenses and shall have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by Colorado Corporation law.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than sales commissions. All amounts shown are estimates except for amounts of filing and listing fees.

SEC Filing Fee                                              $     33.70
Printing Engraving Expenses                                 $    500.00
Legal Fees and Expenses                                     $  2,500.00
Accounting and Audit Fees                                   $  6,000,00
Total                                                       $  9,033.70


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     (a)  Securities issued and sold:

1. On July 1, 2001, we issued 6,000,000 common voting shares of the common stock at $0.0001 per share to Mr. Shawn Erickson in consideration for services rendered to the Company, which were valued at $600. At the time of the issuance,


--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 41

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------


the Board valued the transaction at the fair value of the services rendered, which amounted to $600. On the transaction date, the Company's stock had no reliable fair value. The sum of $600 is included in the accompanying financial statements as stock-based compensation expense. Mr. Erickson holds a number of our offices including President and is a resident of the United States. This issuance was made to White Sands, Inc., which is beneficially owned by Mr. Erickson, and no direct selling efforts were made in the United States. This offering was made pursuant to Section 4(2) of the Securities Act of 1933, Rule 506 of Regulation D.

2. On January 21, 2003, Mr. Erickson, through White Sands, Inc., entered into share purchase agreements with each of Mr. Granados and Mr. Christian whereby he transferred 1,500,000 shares of his common stock in the Company to each of them at $0.0001 per common share.

3. Between January 1, 2003 and January 29, 2003, pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation "D", we accepted subscription agreements from 31 investors to purchase an aggregate of 1,325,000 of our common shares, at a purchase price of $0.01 per common share for total gross proceeds to us of $13,250. All of the purchasers of shares were residents of the United States and we reasonably believed that each purchaser was sophisticated in that we believed each person either alone or with their financial advisor had such knowledge and experience in financial and business matters that each was capable of evaluating the merits and risks of their investment. As a condition to accepting subscriptions for our common stock, we performed such diligence and review as we determined to be necessary or appropriate to make a determination that each subscriber was an accredited investor, as that term is defined by the provisions of Rule 501 of Regulation D. After completing that diligence and review for each subscriber and before issuing our stock to such subscriber, we made a positive determination whether such subscriber was, in fact, an accredited investor. Each purchaser of securities was presented with a document containing all the information required to be provided to the investors pursuant to the General Conditions to be Met for such an offering as set out in Rule 502 (b) of Regulation D in order to assist them in making their determination as to whether or not to make an investment. Each of theses sales of securities were made within the United States and no directed selling efforts were made in the United States. All investors either alone or with their financial advisor are personally known by one or more of the Directors. Pursuant to Regulation D, Rule 503, we filed a Form D with the Securities and Exchange Commission in respect of the sales of securities.

As to those subscribers whom we determined were not accredited investors, as a condition precedent to selling our common stock to them, we made a determination that each such subscriber possessed the knowledge and experience in financial and business matters that he or she was capable of evaluating the merits and risks of a purchase of our common stock, which is required by the provisions of Rule 506(b)(2)(ii).

Name                    Residency                   Shares         Proceeds
----------------------------------------------------------------------------
Terry Larson         San Mateo, California          50,000          $   500
Scott Parker         San Jose, California          100,000          $ 1,000
Chris Walsh          Elk Grove, California          10,000          $   100
Rick Rooney          San Jose, California           10,000          $   100
Greg Evans           San Ramon, California          50,000          $   500
Nelson Ordonez       San Mateo, California         100,000          $ 1,000
Jacquie Frederick    Redwood City. California       50,000          $   500
Pamela Giacosa       San Carlos, California         50,000          $   500
Robert Ordonez       Concord, California           100,000          $ 1,000
Al Rivas             San Mateo, California          10,000          $   100
Sandy Davis          Sacramento, California         25,000          $   250
Jason Lloyd          San Mateo, California          10,000          $   100
Daniel Ordonez       San Mateo, California          10,000          $   100
Gregory Champ        San Ramon, California         100,000          $ 1,000
Joseph Ordonez       Sacramento, California         50,000          $   500
Daniel Wiegand       San Mateo, California          50,000          $   500
Scott Mutter         Brentwood, California          50,000          $   500
Courtney Morris      Mountain View, California      10,000          $   100
Thomas Passehl       Morgan Hill, California        25,000          $   250
Michael Mara         San Jose, California           10,000          $   100
Josh Sutton          Hollister, California          50,000          $   500


--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 42

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------


John Lippold         Los Altos, California         100,000          $ 1,000
Robert Thompson      San Jose, California           10,000          $   100
Nikki Egan           Mountain View, California      10,000          $   100
Jeremy Carrol        San Jose, California           50,000          $   500
Johnny Carlin        Los Banos, California          25,000          $   250
Mark Lindberg        Mountain View, California      25,000          $   250
Michael Wheeler      San Jose, California           25,000          $   250
Mark Sandoval        Santa Clara, California        50,000          $   500
Kenneth Ross         Sunnyvale, California         100,000          $ 1,000
Susan Madonick       Capitola, California           10,000          $   100
TOTAL                                            1,325,000          $13,250

     (b)  Underwriters and Other Purchasers.
          Not Applicable

     (c)  Consideration
          See (a) Above

     (d)  Exemption from Registration Claimed.


ITEM 27.   EXHIBITS

A.   EXHIBITS

The following exhibits are attached hereto:

Exhibit
Number      Title
---------------------------------


3.1         Articles of Incorporation of Bangla Property Management, Inc.
3.2         Bylaws of Bangla Property Management, Inc.
4.1         Specimen of ordinary share certificate
5.1 Opinion of Stepp Law Group as to the validity of the securities offered herby
10.1        Material Contract - Property Management Agreement #1
10.2        Material Contract - Property Management Agreement #2
10.3        Material Contract - Property Management Agreement #3
10.4        Material contract -  Property Management Agreement #4
10.5        Material Contract - Property Management Agreement #5
10.6        Material Contract - Property Management Agreement #6
10.7        Material Contract - Property Management Agreement #7
10.8        Material Contract - Property Management Agreement #8
10.9        Material Contract - Property Management Agreement #9
10.10       Material Contract - Property Management Agreement #10
10.11       Material Contract - Property Management Agreement #11
10.12       Material Contract - Property Management Agreement #12
10.13       Material Contract - Property Management Agreement #13
10.14       Material Contract - Property Management Agreement #14
10.15       Material Contract - Property Management Agreement #15
10.16       Material Contract- Property Rental Agreement-Rory Erickson
10.17       Material Contract-Property Rental Agreement-Shawn Erickson
10.18       Material Contract - Promissory Note White Sands
23.1        Consent of Miller & McCollom, Certified Public Accountants.
23.2        Consent of Stepp Law Group (specified in Exhibit 5.1)
24.1 Power of Attorney (Contained on the signature pages of this Registration Statement)



--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 43

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------


B.   FINANCIAL STATEMENT SCHEDULES

All schedules are omitted because they are not applicable or the required information is shown in out consolidated financial statements and related notes attached to this prospectus.


ITEM 28. UNDERTAKINGS

The undersigned small business issuer hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i)       To include any  Prospectus  required  by section  10(a)(3) of the
               Act;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "calculation of Registration Fee" table in the effective registration statement.
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to suit information in the registration statement.
(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shawn Erickson his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign and all amendments (including post-effective amendments) of and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.




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REGISTRATION STATEMENT                                                  PAGE 44

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------


SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 12, 2003.

SIGNATURE                                    TITLE

/s/  Shawn Erickson                          President, Chief Executive Officer,
------------------------                     Principal Financial Officer,
                                             Principal Accounting Officer,
                                             Secretary, Treasurer and Director

/s/  Edward Granados                         Director
------------------------


/s/ Mark Christian                           Director
------------------------


SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Los Altos, California on February 12, 2003.


BANGLA PROPERTY MANAGEMENT, INC.

/s/  Shawn Erickson                          President, Chief Executive Officer,
------------------------                     Principal Financial Officer,
                                             Principal Accounting Officer,
                                             Secretary, Treasurer and Director

/s/  Edward Granados                         Director
------------------------

/s/ Mark Christian                           Director
------------------------



















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REGISTRATION STATEMENT                                                  PAGE 45